UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2022

The Boston Beer Company, Inc.

(Exact name of Registrant as Specified in Its Charter)

Massachusetts	001-14092	04-3284048
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Design Center Place, Suite 850, Boston, MA		02210
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 368-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	SAM	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 22, 2022, Quincy B. Troupe advised the Company that he intended to step down from his position as Senior Vice President of Supply Chain. On March 7, 2022, Mr. Troupe and the Company entered into a separation agreement (the “Separation Agreement”) finalizing the details of his departure effective April 1, 2022.

Under the terms of the Separation Agreement, and subject to certain conditions set forth therein, (a) Mr. Troupe provided a general release of claims against the Company (the “Release”) and reaffirmed that he will continue to comply with the confidentiality, non-compete, and non-solicitation obligations in his employment agreement with the Company; and (b) the Company agreed to pay Mr. Troupe: (1) one million dollars ($1,000,000), less applicable federal, state, local and other employment-related deductions, payable in twenty-six (26) bi-weekly installments (namely, $38,461.54 per bi-weekly pay period), with the first installment commencing as of the first regularly-scheduled payroll date following the effective date of the Release, such first installment to include all payments that have accrued since the separation date; and (2) up to five hundred thousand dollars ($500,000) less federal, state, local and other employment-related deductions, payable in thirteen (13) bi-weekly installments (namely, $38,461.54 per bi-weekly pay period), or until Mr. Troupe starts a role with a new company, whichever comes first, with the first installment commencing as of the first regularly scheduled payroll date following the effective date of the Release, such first installment to include all payments that have accrued since the separation date. The Company will also pay or reimburse Mr. Troupe for certain out-of-pocket expenses otherwise incurred or to be incurred by him.

The foregoing description is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is filed with this Current Report as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Index
Exhibit Index	Description
10.1	Separation Agreement between The Boston Beer Company, Inc. and Quincy Troupe
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The Boston Beer Company, Inc.

March 11, 2022	By:	/s/ David A. Burwick
Name: David A. Burwick
Title: President & Chief Executive Officer